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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (date of event reported):  March 10, 1997.



                      INTILE DESIGNS, INC.
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-49854-A

               DELAWARE                        13-3625325
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


9716 Old Katy Road, Suite 110
Houston, Texas                          77055
(Address    of   principal   executive  (Zip Code)
offices)


         Registrant's Telephone Number:  (713) 468-8400


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)










                      ITEM 5.  OTHER EVENTS

      On March 10, 1997, the stockholders of Intile Designs, Inc. ("Company"), approved by majority written consent a 3-to-1 reverse split in the issued and outstanding shares of the Corporation's common stock, par value $0.0001, so that each shareholder will receive one share of the Corporation's authorized common stock, par value $0.0001, for each three shares of common stock held as of the record date for the reverse split. No change in the Corporation's authorized shares of common stock or the par value thereof shall be effected as a result of the reverse stock split. With respect to fractional shares issuable as a result of the reverse split, the number of shares of common stock issuable shall be rounded-up to the nearest whole share. The record date for the reverse split is the close of business on March 31, 1997, so that the reverse split will be effective for purposes of transactions in the Company's common stock with the opening of business on April 1, 1997.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTILE DESIGNS, INC.

DATED:  March 17, 1997,            By: C. William Cox (Signature)
                                       President